EXHIBIT 99.5

POWER OF ATTORNEY

To Prepare and Execute documents Pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as Amended,
and Rules Thereunder, by and on Behalf of

STG III-A, L.P.

Know all by these presents, that the undersigned hereby constitutes and appoints Brad MacMillin the undersigned’s true and lawful attorney-in-fact to:

(1)                                  prepare, execute, acknowledge, deliver and file, for and on behalf of the undersigned, any and all forms, schedules, reports and other documents relating to STG III-A, L.P.’s direct or indirect ownership of securities that are required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended and the rules thereunder (the “Exchange Act”) (including, without limitation, any Joint Filing Agreement with respect thereto);

(2)                                  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to comply with the requirements of Sections 13 and 16 of the Exchange Act including, but not limited to, executing documents required by said sections of the Exchange Act and effecting timely filing thereof with the SEC and any other authority; and

(3)                                  take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Sections 13 or 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of May, 2008.

STG III-A, L.P.

By: STG III GP, L.P., its general partner

By: STG UGP, LLC, its general partner

By:	/s/ Romesh Wadhwani
Name: Romesh Wadhwani
Title: Manager